Exhibit 8.3

October 26, 2018

Select Income REIT

Two Newton Place

255 Washington Street, Suite 300

Newton, Massachusetts  02458

Ladies and Gentlemen:

The following opinions are furnished to Select Income REIT, a Maryland real estate investment trust (the “Company”), and this letter is to be filed as Exhibit 8.3 to the Registration Statement of Government Properties Income Trust, a Maryland real estate investment trust (“GOV”), on Form S-4 (File No. 333-227616), as amended (the “Registration Statement”), filed with the Securities and Exchange Commission (the “SEC”) under the Securities Act of 1933, as amended (the “Securities Act”).  The Registration Statement, including the joint proxy statement/prospectus forming a part of the Registration Statement (the “Prospectus”), relates to an Agreement and Plan of Merger dated September 14, 2018 (the “Merger Agreement”), by and among the Company, GOV, and GOV MS REIT, a Maryland real estate investment trust and a wholly owned subsidiary of GOV.  Upon and subject to the terms and conditions of the Merger Agreement, the Company will merge with and into GOV MS REIT, with GOV MS REIT surviving as a direct wholly owned subsidiary of GOV (the “Merger”).

We have acted as special tax counsel for the Company in connection with the preparation of the Registration Statement and in connection with the Merger.  We have reviewed originals or copies of such corporate records, such certificates and statements of officers of the Company and Industrial Logistics Properties Trust, a Maryland real estate investment trust (“ILPT”), and of public officials, and of other persons, and such other documents as we have considered relevant and necessary in order to furnish the opinions hereinafter set forth.  In doing so, we have assumed the genuineness of all signatures, the legal capacity of natural persons, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents.  Specifically, and without limiting the generality of the foregoing, we have reviewed: (i) the Company’s amended and restated declaration of trust, as amended, and its amended and restated bylaws; (ii) the amended and restated declaration of trust and the amended and restated bylaws of ILPT; (iii) the

Select Income REIT

October 26, 2018

Company’s Annual Report on Form 10-K for its fiscal year ended December 31, 2017 (the “SIR Form 10-K”); (iv) ILPT’s Annual Report on Form 10-K for its fiscal year ended December 31, 2017 (the “ILPT Form 10-K”, and collectively with the SIR Form 10-K, the “Forms 10-K”); (v) the Company’s Quarterly Reports on Form 10-Q for its quarterly periods ended March 31, 2018 and June 30, 2018 (the “SIR Forms 10-Q”); (vi) ILPT’s Quarterly Reports on Form 10-Q for its quarterly periods ended March 31, 2018, June 30, 2018, and September 30, 2018 (the “ILPT Forms 10-Q”, and collectively with the SIR Forms 10-Q, the “Forms 10-Q”); (vii) the section of Item 8.01 of the Company’s Current Report on Form 8-K filed with the SEC on September 17, 2018 (the “Form 8-K”) captioned “Material United States Federal Income Tax Considerations”; (viii) the Prospectus; and (ix) the Registration Statement.  For purposes of the opinions set forth below, we have assumed that any documents (other than documents which have been executed, delivered, adopted or filed, as applicable, by the Company prior to the date hereof) that have been provided to us in draft form will be executed, delivered, adopted and filed, as applicable, without material modification.

The opinions set forth below are based upon the Internal Revenue Code of 1986, as amended (the “Code”), the Treasury regulations issued thereunder, published administrative interpretations thereof, and judicial decisions with respect thereto, all as of the date hereof (collectively, “Tax Laws”).  No assurance can be given that Tax Laws will not change.  In the discussions with respect to Tax Laws matters in the section of Item 1 of the SIR Form 10-K captioned “Material United States Federal Income Tax Considerations”, as supplemented by the discussions in the section of the Prospectus captioned “Material United States Federal Income Tax Considerations” and in the section of Item 8.01 of the Form 8-K captioned “Material United States Federal Income Tax Considerations”, certain assumptions have been made therein and certain conditions and qualifications have been expressed therein, all of which assumptions, conditions, and qualifications are incorporated herein by reference. With respect to all questions of fact on which our opinions are based, we have assumed the initial and continuing truth, accuracy, and completeness of: (i) the information set forth in the Forms 10-K, in the Forms 10-Q, in the Form 8-K, in the Prospectus and in the Registration Statement and the documents incorporated therein by reference, and in the exhibits to the Forms 10-K, the Forms 10-Q, the Form 8-K, and the Registration Statement; and (ii) representations as to factual matters made to us by officers of the Company or of ILPT, or contained in the Forms 10-K, in the Forms 10-Q, in the Form 8-K, in the Prospectus and the Registration Statement and the documents incorporated therein by reference, and in the exhibits to the Forms 10-K, the Forms 10-Q, the Form 8-K and the Registration Statement, in each such instance without regard to qualifications such as “to the best knowledge of” or “in the belief of”.  We have not independently verified such information.

We have relied upon, but not independently verified, the foregoing assumptions.  If any of the foregoing assumptions are inaccurate or incomplete for any reason, or if the transactions described in the Forms 10-K, in the Forms 10-Q, in the Form 8-K, in the Prospectus, or in the Registration Statement, or in any exhibits thereto or any documents incorporated therein by reference, have been or are consummated in a manner that is inconsistent with the manner contemplated therein, our opinions as expressed below may be adversely affected and may not be relied upon.

Select Income REIT

October 26, 2018

Based upon and subject to the foregoing:

(i)            we are of the opinion that the discussions with respect to Tax Laws matters in the section of Item 1 of the SIR Form 10-K captioned “Material United States Federal Income Tax Considerations”, as supplemented by the discussions in the section of the Prospectus captioned “Material United States Federal Income Tax Considerations” and in the section of Item 8.01 of the Form 8-K captioned “Material United States Federal Income Tax Considerations”, fairly summarize the Tax Laws matters addressed therein in all material respects;

(ii)           we hereby confirm that the opinions of Sullivan & Worcester LLP referred to in said sections represent our opinions on the subject matters thereof; and

(iii)          ILPT’s current investments and its current organization and plan of operation described in the ILPT Form 10-K and the ILPT Forms 10-Q, and as represented to us by officers of ILPT, will enable ILPT to satisfy the requirements for qualification and taxation as a real estate investment trust under the Code (a “REIT”), commencing with ILPT’s taxable year ending December 31, 2018 and for subsequent taxable years; ILPT’s actual qualification and taxation as a REIT under the Code, however, will depend upon ILPT’s continued ability to meet, and its meeting, through actual annual operating results and distributions, the various qualification tests imposed by the Code and applicable Treasury regulations.

Our opinions above are limited to the matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other matters or any other transactions.  Further, we disclaim any undertaking to advise the Company of any subsequent changes of the matters stated, represented, or assumed herein or any subsequent changes in Tax Laws.

These opinions are rendered to the Company in connection with the filing of the Registration Statement.  Purchasers and holders of the Company’s securities are urged to consult their own tax advisors or counsel, particularly with respect to their particular tax consequences of acquiring, holding, and disposing of the Company’s securities, which may vary for investors in different tax situations.  We hereby consent to the filing of a copy of this letter as an exhibit to the Registration Statement and to the references to our firm in the Registration Statement.  In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the SEC promulgated thereunder.

Very truly yours,

/s/ Sullivan & Worcester LLP

SULLIVAN & WORCESTER LLP